Exhibit 99.3

LOGITECH INTERNATIONAL S.A.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed combined statements of operations are based on the historical financial statements of Logitech International S.A. (“Logitech”) and LifeSize Communications, Inc. (“LifeSize”) after giving effect to Logitech’s acquisition of LifeSize on December 11, 2009 as described in Note 2 of these unaudited pro forma condensed combined statements of operations and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

A consolidated balance sheet combining the financial position of Logitech and LifeSize as of December 31, 2009 has been included in Logitech’s quarterly report on Form 10-Q for the quarter ended December 31, 2009.

The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2009 and the year ended March 31, 2009 are presented as if the LifeSize acquisition had occurred on March 31, 2008 and was carried forward through each of the aforementioned periods.  Due to differing fiscal year ends for Logitech and LifeSize, the unaudited pro forma condensed combined statements of operations for the nine month period combine the historical results of Logitech for the nine months ended December 31, 2009 and the historical results of LifeSize for the nine months ended September 30, 2009. For the annual period, the historical results of Logitech for the fiscal year ended March 31, 2009 are combined with the historical results of LifeSize for the calendar year ended December 31, 2008.

The unaudited pro forma condensed combined statements of operations are not intended to represent or be indicative of our consolidated results of operations that we would have reported had the LifeSize acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical consolidated financial statements and accompanying notes of Logitech International S.A. included in our annual reports on Form 10-K and quarterly reports on Form 10-Q, and LifeSize’s historical consolidated financial statements for the year ended December 31, 2008 and for the nine months ended September 30, 2009, which are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

LOGITECH INTERNATIONAL S.A.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Historical
	Logitech	LifeSize
	Nine months ended		Pro forma		Pro forma
	December 31, 2009	September 30, 2009	adjustments		as adjusted
	(Unaudited)

Net sales	$1,441,304	$62,033	$(2,341)	{a}	$1,500,996
Cost of goods sold	1,002,730	23,146	5,296	{b}	1,031,172
Gross profit	438,574	38,887	(7,637)		469,824
Operating expenses:
Marketing and selling	215,095	23,419	5,822	{c}	244,336
Research and development	96,116	13,313	2,147	{d}	111,576
General and administrative	75,204	4,304	(4,838)	{e}	74,670
Restructuring charges	1,494		-		1,494
	-	-	-		-
Total operating expenses	387,909	41,036	3,131		432,076
Operating income (loss)	50,665	(2,149)	(10,768)		37,748
Interest income (expense), net	1,645	(1,098)	1,357	{f}	1,904
Other income, net	2,416	1	(2)	{g}	2,415
Income (loss) before income taxes	54,726	(3,246)	(9,413)		42,067
Provision for income taxes	14,262	178	(4,140)	{h}	10,300
Net income (loss)	$40,464	$(3,424)	$(5,273)		$31,767

Net income per share:
Basic	$0.23				$0.18
Diluted	$0.22				$0.18

Shares used to compute net income per share:
Basic	177,829				177,829
Diluted	179,866		661	{1}	180,527

The accompanying notes are an integral part of these condensed consolidated financial statements.

LOGITECH INTERNATIONAL S.A.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
 (In thousands, except per share amounts)

	Historical
	Logitech	LifeSize
	Year ended		Pro forma		Pro forma
	March 31, 2009	December 31, 2008	adjustments		as adjusted

Net sales	$2,208,832	$67,637	$-		$2,276,469
Cost of goods sold	1,517,606	27,541	11,869	{i}	1,557,016
Gross profit	691,226	40,096	(11,869)		719,453
Operating expenses:			-
Marketing and selling	319,167	25,621	10,730	{j}	355,518
Research and development	128,755	15,169	4,023	{k}	147,947
General and administrative	113,103	4,265	2,056	{l}	119,424
Restructuring charges	20,547	-	-		20,547
Total operating expenses	581,572	45,055	16,809		643,436
Operating income (loss)	109,654	(4,959)	(28,677)		76,018
Interest income (expense), net	8,628	(685)	923	{m}	8,866
Other income (expense), net	8,511	(372)	-		8,139
Income (loss) before income taxes	126,793	(6,016)	(27,754)		93,023
Provision for income taxes	19,761	121	(9,085)	{n}	10,797
Net income (loss)	$107,032	$(6,137)	$(18,669)		$82,226

Net income per share:
Basic	$0.60				$0.46
Diluted	$0.59				$0.45

Shares used to compute net income per share:
Basic	178,811				178,811
Diluted	182,911		480	{2}	183,391

The accompanying notes are an integral part of these condensed consolidated financial statements.

 LOGITECH INTERNATIONAL S.A.
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2009 and for the year ended March 31, 2009 are based on the historical financial statements of Logitech International S.A. (“Logitech”) and LifeSize Communications, Inc. (“LifeSize”) after giving effect to our acquisition of LifeSize and the assumptions and adjustments described in the notes herein. LifeSize’s calendar year ended on December 31, 2008 and nine months ended on September 30, 2009 and these historical results have been combined with Logitech’s March 31, 2009 fiscal year and nine months ended December 31, 2009, respectively, without adjusting the accounting periods. In addition, certain historical LifeSize balances have been reclassified to conform to Logitech’s presentation.

The unaudited pro forma condensed combined statements of operation of Logitech and LifeSize for the nine months ended December 31, 2009 is presented as if the acquisition had taken place on April 1, 2008 and, due to different fiscal year ends, combines the historical results of Logitech for the nine months ended December 31, 2009 and the historical results of LifeSize for the nine months ended September 30, 2009.

The unaudited pro forma condensed combined statements of operation of Logitech and LifeSize for the year ended March 31, 2009 is presented as if the acquisition had taken place on April 1, 2008 and, due to different fiscal year ends, combines the historical results of Logitech for the year ended March 31, 2009 and the historical results of LifeSize for the year ended December 31, 2008.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations of Logitech that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations.

Note 2 — Acquisition

On December 11, 2009 (the Closing Date), Logitech completed the acquisition of LifeSize whereby LifeSize became a wholly-owned subsidiary of Logitech in a transaction accounted for using the purchase method of accounting. The total consideration paid to acquire LifeSize was $382.8 million, not including cash acquired of $3.7 million. Logitech paid $382.3 million in cash to the holders of all outstanding shares of LifeSize capital stock, all vested options issued by LifeSize, and all outstanding warrants to purchase LifeSize stock. As part of the acquisition, Logitech assumed all outstanding unvested LifeSize stock options and unvested restricted stock held by continuing LifeSize employees at December 11, 2009. The assumed options are exercisable for a total of approximately 1.0 million Logitech shares and the assumed restricted stock was exchanged for 0.1 million Logitech shares. The stock options and restricted stock continue to have the same terms and conditions as under LifeSize’s option plan. The fair value attributable to precombination employee services for the stock options assumed, which is part of the consideration paid to acquire LifeSize, was $0.5 million. The weighted average fair value of $12.07 per share for the stock options assumed was determined using a Black-Scholes-Merton option-pricing valuation model with the following weighted-average assumptions: expected term of 2.0 years, expected volatility of 57%, and risk-free interest rate of 0.7%.

The total cash consideration paid of $382.3 million included $37.0 million deposited into an escrow account as security for indemnification claims under the merger agreement and $0.5 million deposited in a stockholder representative expense fund. The escrow fund will be disbursed by the escrow trustee to the former holders of LifeSize capital stock, vested options and warrants with 50% disbursed in December 2010 and the remaining 50% in June 2011, subject in each case to indemnification claims.

In connection with the merger, Logitech also agreed to establish a cash and stock option retention and incentive plan for certain LifeSize employees, linked to the achievement of LifeSize performance targets. The duration of the plan’s performance period is two years, from January 1, 2010 to December 31, 2011. The total available cash incentive is $9.0 million over the two year performance period. In December 2009, options to purchase 850,000 shares of Logitech stock were issued in connection with the retention and incentive plan.

The acquisition has been accounted for using the purchase method of accounting. Accordingly, the total consideration was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Fair values were determined by Logitech management based on information available at the date of acquisition. The results of operations of LifeSize were included in Logitech’s consolidated financial statements from the date of acquisition.

The preliminary allocation of total consideration to the assets acquired and liabilities assumed based on the estimated fair value of LifeSize was as follows (in thousands):

	December 11, 2009	Estimated Life

Tangible assets acquired	$33,635
Deferred tax asset, net	13,460
Intangible assets acquired
Existing technology	30,000	4 years
Patents and core technology	4,500	3 years
Trademark/trade name	7,600	5 years
Customer relationships and other	31,500	5 years
Goodwill	302,670
	423,365
Liabilities assumed	(27,047)
Debt assumed	(13,504)
Total consideration	$382,814

The deferred tax asset primarily relates to the tax benefit of a net operating loss carryforward, net of the deferred tax liability related to intangible assets. The existing technology of LifeSize relates to the platform technology used in LifeSize’s high-definition video conferencing systems. The value of the technology was determined based on the present value of estimated expected cash flows attributable to the technology, assuming the highest and best use by a market participant. The patents and core technology represent awarded patents, filed patent applications and core architectures, trade secrets or processes used in LifeSize’s current and planned future products. Trademark/trade name relates to the LifeSize brand names. The value of the patents, core technology and trademark/trade name was estimated by capitalizing the estimated profits saved as a result of acquiring or licensing the asset. Customer relationships and other relates to the ability to sell existing, in-process, and future versions of the technology and services to LifeSize’s existing customer base, valued based on projected discounted cash flows generated from customers in place. The intangible assets acquired are amortized on a straight-line basis over their estimated useful lives. The goodwill associated with the acquisition is attributable to the significant growth opportunities which management believes are available due to the technology and market expertise of LifeSize, its existing product portfolio and roadmap, its established video presence in the business channel, its competitive architectural position, its price/performance proposition, its trained and skilled workforce, and the potential for numerous technology synergies, including camera design, firewall traversal, video compression and bandwidth management. This goodwill is not subject to amortization and is not expected to be deductible for income tax purposes. The debt that Logitech assumed as part of the acquisition was repaid in full on December 18, 2009.

Note 3 — Unaudited Pro Forma Adjustments

Pro forma adjustments are necessary to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible and intangible assets, share-based compensation expense related to unvested stock options assumed, depreciation adjustments from alignment of the companies’ policies related to property, plant and equipment, interest expense related to debt assumed, expense related to retention bonuses, pre-acquisition transaction costs, LifeSize’s operating results from the date of acquisition to the end of Logitech’s interim fiscal quarter, and the income tax impact of the pro forma adjustments. The pro forma adjustments are calculated as if the acquisition had taken place on April 1, 2008.

Logitech has not identified any significant pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

Pro Forma Condensed Combined Statements of Operations for the nine months ended December 31, 2009 for Logitech and the nine-months ended September 30, 2009 for LifeSize

{a}	Reflects the elimination of LifeSize’s net sales for the period from December 11, 2009, the date of acquisition, to the end of Logitech’s interim quarter.

{b}
Reflects:  additional amortization expense of $6.8 million related to intangible assets as if acquired on April 1, 2008; the elimination of $0.1 million of depreciation expense related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $0.3 million related to unvested stock options as if assumed on April 1, 2008; additional compensation expense of $0.4 million for retention bonuses; and the elimination of LifeSize’s cost of goods sold for the period from December 11, 2009, the date of acquisition, to the end of Logitech’s interim quarter.

{c}
Reflects:  additional amortization expense of $5.5 million related to intangible assets as if acquired on April 1, 2008; additional depreciation expense of $0.1 million related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $1.2 million related to unvested stock options as if assumed on April 1, 2008; additional compensation expense of $0.6 million for retention bonuses; and the elimination of LifeSize’s marketing and selling expenses for the period from December 11, 2009, the date of acquisition, to the end of Logitech’s interim quarter.

{d}
Reflects:  additional depreciation expense of $0.3 million related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $1.1 million related to unvested stock options as if assumed on April 1, 2008; additional compensation expense of $1.4 million for retention bonuses; and the elimination of LifeSize’s research and development expenses for the period from December 11, 2009, the date of acquisition, to the end of Logitech’s interim quarter.

{e}
Reflects:  the elimination of $0.3 million of depreciation expense related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $0.5 million related to unvested stock options as if assumed on April 1, 2008; additional compensation expense of $1.0 million for retention bonuses; the elimination of $5.8 million in transaction costs related to the acquisition of LifeSize; and the elimination of LifeSize’s general and administrative expenses for the period from December 11, 2009, the date of acquisition, to the end of Logitech’s interim quarter.

{f}	Reflects the elimination of interest expense related to debt assumed as if Logitech repaid the debt on April 1, 2008.

{g}	Reflects the elimination of LifeSize’s other income, net for the period from December 11, 2009, the date of acquisition, to the end of Logitech’s interim quarter.

{h}
Reflects the change to the provision for income taxes resulting from the pro forma adjustments and the tax benefit resulting from LifeSize’s net operating losses which would have been available to Logitech under the pro forma assumptions.

Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 2009 for Logitech and the year ended December 31, 2008 for LifeSize

{i}
Reflects:  additional amortization expense of $11.2 million related to intangible assets as if acquired on April 1, 2008; the elimination of $0.4 million of depreciation expense related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $0.6 million related to unvested stock options as if assumed on April 1, 2008; and additional compensation expense of $0.5 million for retention bonuses.

{j}
Reflects:  additional amortization expense of $7.3 million related to intangible assets as if acquired on April 1, 2008; additional share-based compensation expense of $2.5 million related to unvested stock options as if assumed on April 1, 2008; and additional compensation expense of $0.8 million for retention bonuses.

{k}
Reflects:  additional depreciation expense of $0.2 million related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $2.0 million related to unvested stock options as if assumed on April 1, 2008; and additional compensation expense of $1.9 million for retention bonuses.

{l}
Reflects:  the elimination of $0.2 million of depreciation expense related to property and equipment as if written down to fair value on April 1, 2008 and the alignment of property and equipment policies; additional share-based compensation expense of $1.0 million related to unvested stock options as if assumed on April 1, 2008; and additional compensation expense of $1.3 million for retention bonuses.

{m}	Reflects: the elimination of $0.9 million of interest expense related to debt assumed as if Logitech repaid the debt on April 1, 2008.

{n}
Reflects the change to the provision for income taxes resulting from the pro forma adjustments and the tax benefit resulting from LifeSize’s net operating losses which would have been available to Logitech under the pro forma assumptions.

Note 4 — Net Income per Share

For purposes of the unaudited pro forma condensed combined statements of operations, the unvested LifeSize stock options, exercisable for a total of approximately 1.0 million Logitech shares, and the unvested restricted stock held by continuing LifeSize employees, which was exchanged for 0.1 million Logitech shares, are considered to be assumed as of April 1, 2008. The pro forma diluted shares outstanding includes the dilutive effect of these unvested stock options and restricted stock which were in-the-money, calculated based on the average share price for each period using the treasury stock method. Under the treasury stock method, the amount that the employee must pay for exercising stock options, the amount of compensation cost for future service that the Company has not yet recognized, and the amount of tax impact that would be recorded in additional paid-in capital when the award becomes deductible are assumed to be used to repurchase shares.

Pro Forma Condensed Combined Statements of Operations for the nine months ended December 31, 2009 for Logitech and the nine-months ended September 30, 2009 for LifeSize

{1}	Reflects the change to diluted weighted average shares outstanding attributable to stock options and restricted stock assumed as part of the acquisition.

Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 2009 for Logitech and the year ended December 31, 2008 for LifeSize

{2}	Reflects the change to diluted weighted average shares outstanding attributable to stock options and restricted stock assumed as part of the acquisition.